Exhibit 99.1          Press Release dated May 15, 2023 issued by STRATA Skin Sciences, Inc.

STRATA Skin Sciences Reports First Quarter 2023 Revenue

Achieved revenue of $7.6 million for the first quarter 2023

Company to host conference call and webcast today, May 15, 2023, at 4:30 PM ET

HORSHAM, Pa., May 15, 2023 (GLOBE NEWSWIRE) -- STRATA Skin Sciences, Inc. (NASDAQ: SSKN), a medical technology company dedicated to developing, commercializing, and marketing innovative products for the treatment of dermatologic conditions, today announced financial results for the first quarter ended March 31, 2023.

First Quarter 2023 and Recent Business Highlights:
●	Revenue in the first quarter of 2023 was $7.6, compared to $7.0 million for the first quarter of 2022
●	Officially launched TheraClear®X device in January 2023
●	58 TheraClear devices in the U.S. as of March 31, 2023
●	Sold over 3,000 TheraClear treatments in the first quarter
●	Signed exclusive distribution agreement with Spectra Medical Pvt Ltd. for India

“The first quarter of 2023 has been filled with commercial successes for STRATA, especially with the ramp-up of TheraClearX,” stated Bob Moccia, Chief Executive Officer of STRATA Skin Sciences. “In addition to officially launching TheraClear this January, we also reached a milestone of selling 3,000 TheraClear treatments during the quarter.”

Mr. Moccia further commented, “As part of our strategic priorities, we plan to continue placing TheraClear devices throughout the United States and abroad. In the first quarter alone, we placed 44 TheraClear devices, now totaling 58 in the United States. We recently announced an exclusive distribution agreement with Spectra Medical which will be the first supplier of excimer laser solutions for phototherapy treatments in India. We will continue this momentum into the remainder of the year as we deliver on our plan and ultimately grow the topline.”

First Quarter Financial Results
Revenues for the first quarter of 2023 were $7.6 million, as compared to revenues of $7.0 million for the first quarter of 2022. Global recurring revenues for the first quarter of 2023 were $5.2 million, as compared to global recurring revenues of $5.1 million for the first quarter of 2022. Equipment revenues were $2.4 million for the first quarter of 2023, as compared to $2.0 million for the first quarter of 2022.

Gross profit for the first quarter of 2023 was $4.4 million, or 58.0% of revenues, as compared to $4.1 million, or 59% of revenues, for the first quarter of 2022.

Selling and marketing costs for the first quarter of 2023 were $3.7 million, as compared to $3.6 million for the first quarter of 2022. General and administrative costs for the first quarter of 2023 were $2.9 million, as compared to $2.7 million for the first quarter of 2022.

Other expense for the first quarter of 2023 was $0.3 million, as compared to $0.2 million for the first quarter of 2022.

Net loss for the first quarter of 2023 was $2.8 million, or a loss of $0.08 per basic and diluted common share, as compared to the net loss for the first quarter of 2022 of $2.5 million, or a net loss of $0.07 per basic and diluted common share.

Financial Outlook
STRATA continues to expect full year 2023 revenue to range from $38.0 million to $40.0 million.

Webcast and Conference Call Information
STRATA management will host a conference call today, beginning at 4:30 PM ET. The conference call will be concurrently webcast. The link to the webcast is available here: STRATA Skin Sciences Earnings Webcast and will be archived for future reference. To listen to the conference call, please dial 1-877-269-7756 (US/Canada), 1-201-689-7817 (International), and use the conference ID number 13738266.

Reconciliation of Non-GAAP Measures
To supplement the Company’s consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company provides certain non-GAAP measures of financial performance, including non-GAAP adjusted EBITDA and Gross Domestic Recurring Billings.

The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards but is not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation of the GAAP measures of net loss to non-GAAP measures included in this press release is as follows (in thousands) (unaudited):

	For the Three Months Ended March 31,
	2023	2022
Net loss	$(2,835)	$(2,502)

Adjustments:
Depreciation and amortization	1,397	1,321
Amortization of operating lease right-of-use asset	105	89
Loss on disposal of property and equipment	—	17
Interest expense, net	249	199
Non-GAAP EBITDA	(1,084)	(876)
Stock-based compensation expense	325	368
Non-GAAP adjusted EBITDA	$(759)	$(508)

XTRAC Gross Domestic Recurring Billings
XTRAC gross domestic recurring billings represent the amount invoiced to partner clinics when treatment codes are sold to the physician. It does not include normal GAAP adjustments, which are deferred revenue from prior quarters recorded as revenue in the current quarter, the deferral of revenue from the current quarter recorded as revenue in future quarters, adjustments for co-pay and other discounts. This excludes international recurring revenues.

The following is a reconciliation of non-GAAP XTRAC gross domestic billings to domestic recorded revenue for the first quarter 2023 and 2022 (in thousands):

	Three Months Ended March 31,
	2023	2022
Gross domestic recurring billings	$4,735	$4,999
Co-Pay adjustments	(83)	(170)
Other discounts	(28)	(37)
Deferred revenue from prior quarters	2,170	1,867
Deferral of revenue to future quarters	(2,025)	(1,970)
GAAP Recorded domestic revenue	$4,769	$4,689

About STRATA Skin Sciences, Inc.
STRATA Skin Sciences is a medical technology company dedicated to developing, commercializing and marketing innovative products for the in-office treatment of various dermatologic conditions such as psoriasis, vitiligo, and acne. Its products include the XTRAC® excimer laser, VTRAC® lamp systems, and the TheraClear®X Acne Therapy System.

STRATA is proud to offer these exciting technologies in the U.S. through its unique Partnership Program. STRATA’s popular partnership approach includes a fee per treatment cost structure versus an equipment purchase, installation and use of the device, on-site training for practice personnel, service and maintenance of the equipment, dedicated account and customer service associates, and co-op advertising support to help raise awareness and promote the program within the practice.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company’s plans, objectives, expectations and intentions and may contain words such as “will,” “may,” “seeks,” and “expects,” that suggest future events or trends. These statements, the Company’s ability to launch and sell an acne treatment device and to integrate that device into its product offerings, the Company’s ability to develop, launch and sell products recently acquired or to be developed in the future, the Company’s ability to develop social media marketing campaigns, direct to dermatologist marketing campaigns, and the Company’s ability to build a leading franchise in dermatology and aesthetics, are based on the Company’s current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company’s expectations due to financial, economic, business, competitive, market, regulatory, adverse market conditions labor supply shortages, or supply chain interruptions resulting from the coronavirus, fiscal, and political factors, responses, or conditions affecting the Company, the medical device industry and our customers and patients in general,  as well as more specific risks and uncertainties set forth in the Company’s SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all these forward-looking statements may prove to be incorrect or unreliable. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. The Company urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contact:
Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
sskn@cg.capital

STRATA Skin Sciences, Inc. and Subsidiary
1.  Condensed Consolidated Balance Sheets
2. (in thousands, except share and per share amounts)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,825	$5,434
Restricted cash	1,361	1,361
Accounts receivable, net of allowance for doubtful accounts of $242 and $382 at March 31, 2023 and December 31, 2022, respectively	3,940	4,471
Inventories	5,695	5,547
Prepaid expenses and other current assets	691	691
Total current assets	14,512	17,504
Property and equipment, net	8,182	7,498
Operating lease right-of-use assets	870	975
Intangible assets, net	16,674	17,394
Goodwill	8,803	8,803
Other assets	82	98
Total assets	$49,123	$52,272

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,099	$3,425
Accrued expenses and other current liabilities	6,549	6,555
Deferred revenues	2,548	2,778
Current portion of operating lease liabilities	381	355
Current portion of contingent consideration	481	313
Total current liabilities	13,058	13,426
Long-term debt, net	7,517	7,476
Deferred revenues and other liabilities	305	314
Deferred tax liability	306	306
Operating lease liabilities, net of current portion	489	610
Contingent consideration, net of current portion	8,127	8,309
Total liabilities	29,802	30,441

Stockholders’ equity:
Series C convertible preferred stock, $0.10 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized; 34,881,453 and 34,723,046 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	35	35
Additional paid-in capital	249,349	249,024
Accumulated deficit	(230,063)	(227,228)
Total stockholders’ equity	19,321	21, 831
Total liabilities and stockholders’ equity	$49,123	$52,272

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues, net	$7,567	$7,041
Cost of revenues	3,179	2,913
Gross profit	4,388	4,128

Operating expenses:
Engineering and product development	315	163
Selling and marketing	3,742	3,616
General and administrative	2,917	2,652
	6,974	6,431

Loss from operations	(2,586)	(2,303)

Other (expense) income:
Interest expense	(286)	(199)
Interest income	37	—
	(249)	(199)
Net loss	$(2,835)	$(2,502)
Net loss per share of common stock, basic and diluted	$(0.08)	$(0.07)
Weighted average shares of common stock outstanding, basic and diluted	34,862,092	34,679,246

STRATA Skin Sciences, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	For the Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(2,835)	$(2,502)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,397	1,321
Amortization of operating lease right-of-use assets	105	89
Amortization of deferred financing costs and debt discount	41	37
(Recoveries of) provision for doubtful accounts	(95)	13
Stock-based compensation expense	325	368
Loss on disposal of property and equipment	—	17
Changes in operating assets and liabilities:
Accounts receivable	626	448
Inventories	(103)	(1,198)
Prepaid expenses and other assets	16	85
Accounts payable	(326)	1,148
Accrued expenses and other liabilities	(12)	175
Deferred revenues	(247)	(257)
Operating lease liabilities	(95)	(97)
Net cash used in operating activities	(1,203)	(353)
Cash flows from investing activities:
Purchase of property and equipment	(1,406)	(679)
Cash paid in connection with TheraClear asset acquisition	—	(631)
Net cash used in investing activities	(1,406)	(1,310)
Net decrease in cash, cash equivalents and restricted cash	(2,609)	(1,663)
Cash, cash equivalents and restricted cash, beginning of period	6,795	12,586
Cash, cash equivalents and restricted cash, end of period	$4,186	$10,923
Cash and cash equivalents	$2,825	$10,923
Restricted cash	1,361	—
	$4,186	$10,923
Supplemental disclosure of cash flow information:
Cash paid for interest	$241	$160
Supplemental disclosure of non-cash operating, investing and financing activities:
Inventories acquired in connection with TheraClear asset acquisition	$—	$71
Intangible assets acquired in connection with TheraClear asset acquisition	$—	$10,182
Contingent consideration issued in connection with TheraClear asset acquisition	$—	$9,122
Common stock issued in connection with TheraClear asset acquisition	$—	$500
Transfer of property and equipment to inventories	$45	$—
Accrued payment of contingent consideration	$14	$—